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                                                                    EXHIBIT 10.4

                                   AGREEMENT
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This Agreement ("Agreement") is entered into on _________ 1987,   between
Product Supply Services, Inc., a Texas corporation ("Services") and FFP Operating Partners, L.P., a Delaware limited partnership (the "Partnership").

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Services and the Partnership covenant and agree as follows:

1. Agreement to Provide Consulting Services. Services agrees to provide consulting services and act as agent for the Partnership in connection with the procurement of motor fuel for sale by the Partnership.

2. Consulting Fee. In consideration for the consulting services and acting as agent for the Partnership as described in Section 1 above, the Partnership agrees to pay Services a monthly consulting fee of $5,000, plus any reasonable out-of-pocket expenses incurred in providing such services.

3. Administrative Services. The Partnership agrees to make available to Services office space, clerical assistance, telephones, and other support services at the principal offices of the Partnership.

4. Miscellaneous. This Agreement may be canceled by either the Partnership or Services upon sixty (60) days written notice. Neither this Agreement nor any of the rights, duties, or obligations arising hereunder shall be assignable or delegable by either party without the express prior written consent of the other. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of such counterparts shall constitute but one Agreement The captions in this Agreement are for convenience only and shall not be considered a part or affect the construction or interpretation of any provision of this Agreement. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. The covenants contained herein are performable in, and are intended to be performed in, Tarrant County, Texas. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of, and be enforceable by, the successors and assigns of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each of the parties hereto, all as of the date first above written.

                                    FFP OPERATING PARTNERS, L.P.

                                    By:  FFP Partners Management Company, Inc.,
                                         General Partner
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                                       By:
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                                                                   ,President
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                                    PRODUCT SUPPLY SERVICES, INC.


                                    By:
                                        -----------------------------------
                                        William Eickenloff, President